                                                                   Exhibit 10.20





                            LABORATORY MANAGEMENT
                                  AGREEMENT

                                by and between

                              KIDNEY CARE, INC.

                                     and

                            RENAL CARE GROUP, INC.









                      Effective Date: February 12, 1996

                       LABORATORY MANAGEMENT AGREEMENT
                                by and between
                KIDNEY CARE, INC., AND RENAL CARE GROUP, INC.


                              TABLE OF CONTENTS

ARTICLE 1.
       DEFINITIONS........................................................  1
       1.2   KCI..........................................................  1
       1.3   Laboratory...................................................  1
       1.4   Professional Services........................................  2
       1.5   Pathologists.................................................  2
       1.6   Laboratory Services..........................................  2
       1.7   Term.........................................................  2

ARTICLE 2.
       RCG'S DUTIES.......................................................  2
       2.1   Management Services..........................................  2
       2.2   Professional Services........................................  2
       2.3   Personnel....................................................  2
             2.3-1  Management and Clerical Personnel.....................  2
             2.3-2  Technical Health Care Personnel.......................  3
       2.4   Equipment Maintenance........................................  3
       2.5   Supplies.....................................................  3
       2.6   Quality Assurance and Utilization Review.....................  3
       2.7   Financial Services...........................................  3
       2.7-1 Billing and Collection.......................................  3
             2.7-2  Financial Matters.....................................  4
                    (a) Annual Budget.....................................  4
                    (b) Accounting and Financial Records..................  4
                    (c) Access............................................  4
       2.8  Compliance With Laws, Rules, and Regulations..................  4
       2.9  Records and Reports Produced by RCG...........................  5
       2.10 Insurance.....................................................  5
       2.11 Indemnity.....................................................  5
            2.11-1  RCG Indemnity.........................................  5
            2.11-2  KCI Indemnity.........................................  6

ARTICLE 3.
       KCI'S DUTIES.......................................................  6
       3.1  Space and Facilities..........................................  6
       3.2  Equipment.....................................................  6
       3.3  Insurance.....................................................  6


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


      3.4  Licensure and Certification...............................................  6

ARTICLE 4.
      MANAGEMENT FEE.................................................................  6
      4.1  Amount of Management Fee..................................................  6
      4.2  Payment of Management Fee.................................................  7

ARTICLE 5.
      TERM AND TERMINATION...........................................................  7
      5.1  Term......................................................................  7
      5.2  Termination...............................................................  7
           5.2-1  Termination by Agreement...........................................  7
           5.2-2  Damage or Condemnation of Laboratory...............................  7
           5.2-3  Bankruptcy.........................................................  7
           5.2-5  Default............................................................  8
           5.2-6  Termination Due to Legislative or Administrative Changes...........  8
           5.2-7  Termination Due to Exercise of Purchase Option.....................  8
      5.3  Effect of Termination in General..........................................  8
      5.4  Effect of Termination Pursuant to Purchase Option.........................  8

ARTICLE 6.
     GENERAL PROVISIONS..............................................................  9
     6.1  Relationship of Parties....................................................  9
     6.2  Delegation and Assignment..................................................  9
     6.3  Notices....................................................................  9
     6.4  Amendments................................................................. 10
     6.5  Governing Law.............................................................. 10
     6.6  Severability............................................................... 10
     6.7  Legal Costs................................................................ 10
     6.8  Force Majeure.............................................................. 10
     6.9  Nonwaiver.................................................................. 11
     6.10 Interpretation............................................................. 11
     6.11 Documents.................................................................. 11
     6.12 Warranty of Authority...................................................... 11
     6.13 Cooperation and Fair Dealing............................................... 11
     6.14 Ambiguities................................................................ 11
     6.15 Representations............................................................ 11

                       LABORATORY MANAGEMENT AGREEMENT


THIS LABORATORY MANAGEMENT AGREEMENT is entered into this _____ day of April, 1996, effective as of February 12, 1996 ("Effective Date"), by and between KIDNEY CARE, INC., a Mississippi not-for-profit corporation ("KCI"), and RENAL CARE GROUP, INC., a Delaware corporation ("RCG").

                                   RECITALS

        WHEREAS, KCI owns a clinical laboratory facility ("Laboratory") located in Jackson, Mississippi and desires to arrange for the timely and cost-effective operation and management of its Laboratory; and

        WHEREAS, as part of the arrangements, KCI desires that a pathologist serve as Medical Director of its Laboratory who is properly qualified to assume professional and clinical responsibility for the services furnished through the Laboratory; and

        WHEREAS, RCG has available expertise in the management, administration, and supervision of clinical reference laboratory businesses and is ready, willing and able to manage and operate the Laboratory; and

        WHEREAS, KCI and RCG desire to have a clear written understanding of their responsibilities and expectations, and therefore enter into this Agreement.

        NOW, THEREFORE, for and in consideration of the mutual promises, covenants, terms and conditions contained herein, the parties agree as follows:

                                  ARTICLE 1.
                                 DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings ascribed thereto unless otherwise clearly required by the context in which such term is used.

        1.1 AGREEMENT. The term "Agreement" shall mean this Laboratory Management Agreement and any amendments thereto as may be from time to time adopted as hereinafter provided.

        1.2 KCI. The term "KCI" shall mean Kidney Care, Inc., a Mississippi not-for-profit corporation.

        1.3 LABORATORY. The term "Laboratory" shall mean the laboratory facility owned by KCI, which is located at 644E Lakeland East Drive in Jackson, Mississippi.

        1.4 PROFESSIONAL SERVICES. The term "Professional Services" shall mean services furnished by pathologists, which shall include both medical direction and professional medical services.

        1.5 PATHOLOGISTS. The term "Pathologists" shall mean the physicians rendering Professional Services as herein provided for or contemplated, each of which shall: (1) be licensed to practice medicine; and
(2) maintain board certification or eligibility for certification by the American Board of Pathology.

        1.6 LABORATORY SERVICES. The term "Laboratory Services" shall mean anatomic and clinical pathology services and other laboratory services relevant to the provision of care for patients with End Stage Renal Disease, such as water/dialysate testing.

        1.7 TERM. The term "Term" shall mean the contract period provided for under Section 5.1 of this Agreement.

                                  ARTICLE 2.
                                 RCG'S DUTIES

        2.1 MANAGEMENT SERVICES. RCG shall provide business, administrative, and full management services for KCI related to the operation of the Laboratory, including, without limitation, day-to-day management services, billing and collection services, financial record keeping and reporting services, scheduling services, supervision of personnel, and other business office services.

        2.2 PROFESSIONAL SERVICES. RCG shall arrange for the provision of clinical oversight services required in connection with the Laboratory Services furnished through the Laboratory, which services will include the provision of a Pathologist to serve as Medical Director of the Laboratory in compliance with all licensure and certification requirements. RCG shall also arrange for the provision of professional medical services by a Pathologist that are required for Laboratory Services furnished through the Laboratory.

        2.3     PERSONNEL.

                2.3-1  Management and Clerical Personnel.  RCG shall
        employ or otherwise retain, and shall be responsible for selecting, training, supervising, scheduling and terminating, all management and clerical personnel as RCG deems reasonably necessary and appropriate for RCG's performance of its duties under this
        Agreement. RCG shall have sole responsibility for determining the salaries, wages, and fringe benefits of all such management and clerical personnel, for paying such salaries and wages and providing such fringe benefits, for reimbursing travel, lodging, and ancillary expenses incurred by such personnel in the course of fulfilling RCG's duties under this Agreement, and for establishing and implementing human resource policies for all such personnel. RCG shall also have sole responsibility for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding
        required by applicable federal or state law.   RCG shall
        appoint an Administrative Director who shall be responsible for administering the day-to-day operations of the Laboratory, and whose duties shall include supervision of nonphysician personnel, administrative and fiscal management, planning, scheduling and budgeting.

                2.3-2 Technical Health Care Personnel. RCG shall employ or otherwise retain, and shall be responsible for selecting, training, supervising, scheduling, and terminating all technical health care personnel as RCG deems reasonably necessary and appropriate to provide Laboratory Services pursuant to this Agreement. RCG shall have sole responsibility for determining the salaries, wages, and fringe benefits of all such technical health care personnel, for paying such salaries and wages and providing such fringe benefits, and for establishing and implementing human resource policies for all such technical health care personnel. RCG shall also have sole responsibility for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable federal or state law. Technical health care personnel retained by RCG shall have applicable licensure, experience, and training necessary to provide the Laboratory Services. RCG shall appoint a Laboratory Supervisor who shall be responsible for the provision of clinical supervision (in conjunction with the Medical Director) in compliance with all licensure and certification requirements.

        2.4 EQUIPMENT MAINTENANCE. RCG shall maintain all equipment located in the Laboratory, which is provided by KCI in accordance with Section
3.2 hereof. The equipment shall be maintained by RCG in good and operable condition, ordinary wear excepted.

        2.5 SUPPLIES. RCG shall furnish all laboratory, office, and other supplies necessary for the operation of the Laboratory and the provision of services by personnel employed or otherwise retained by RCG pursuant to this Agreement.

        2.6 QUALITY ASSURANCE AND UTILIZATION REVIEW. RCG shall participate in the development, implementation, and periodic review of quality assurance, risk management, and utilization review programs to assure the consistency and quality of all Laboratory Services provided through the Laboratory. RCG shall also develop and periodically review a manual for the Laboratory setting forth general policies, procedures, and protocols applicable to the provision of Laboratory Services. RCG will participate with KCI in the formation and maintenance of a laboratory service committee ("Committee"). The Committee will oversee the operations of the Laboratory, including the quality assurance and utilization review programs.

        2.7     FINANCIAL SERVICES.

                2.7-1 Billing and Collection. On behalf of and for the account of KCI, RCG shall establish and maintain credit and billing and collection policies and procedures, and shall be responsible for the billing and collection of fees for Laboratory Services. RCG shall advise and consult with KCI regarding the fees established by KCI for Laboratory

Services. In connection with the billing and collection services to be provided hereunder, RCG shall bill patients, third-party payors, and contact purchasers, in KCI's name and on KCI's behalf, for all Laboratory Services provided through the Laboratory. RCG shall also collect and receive, in KCI's name and on KCI's behalf, all accounts receivable generated by such billings and deposit all amounts collected into the KCI Account, which account shall be established and maintained by KCI.

        2.7-2   Financial Matters.

                (a) Annual Budget. Within thirty (30) days of execution of this Agreement, RCG shall prepare, in consultation with KCI, and deliver to KCI an operational budget for the Laboratory setting forth an estimate of the KCI revenues and expenses (including, without limitation, all costs associated with the services provided by RCG hereunder). RCG shall use its best efforts to perform its duties and obligations under this Agreement such that the actual revenues, costs, and expenses are consistent with the budget.

                (b) Accounting and Financial Records. RCG shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of records and books of accounts relating to the business and financial affairs of KCI, all of which shall be prepared and maintained on an accrual basis according to generally accepted accounting principles. RCG shall prepare and deliver to KCI monthly financial statements reflecting the financial status of KCI in respect of the provision of Laboratory Services, which shall include a balance sheet, a statement of income and expenses, and a statement of cash flow. Additionally, RCG shall prepare and deliver to KCI such other financial statements or records as RCG may from time to time deem appropriate or as KCI may from time to time reasonably request.

                (c) Access. KCI shall have the right, at KCI's Expense, at all reasonable times during normal business hours to audit, examine, and make copies of books of account maintained by RCG concerning the operation of the Laboratory.

     2.8 COMPLIANCE WITH LAWS, RULES, AND REGULATIONS. All services provided hereunder by RCG shall be performed in compliance with the certification standards required by federal law under the Clinical Laboratory Improvement Amendments of 1988 ("CLIA"), the State of Mississippi's licensure requirements, the applicable standards for laboratories participating in the Medicare and Medicaid programs, all other applicable laws and regulations, ethical and professional standards, and the reasonable policies of KCI. RCG and KCI shall use their best efforts to ensure that the Laboratory continuously maintains status as a Medicare and Medicaid provider, CLIA certification, and satisfactory performance on other appropriate laboratory surveys and testing programs.

        2.9 RECORDS AND REPORTS PRODUCED BY RCG. RCG shall maintain a record of specimens received by the Laboratory and an appropriate system for identification of each specimen. Reports of all Laboratory Services performed on such specimens shall be furnished to KCI and the requesting parties on a timely basis taking into consideration the specific needs and circumstances of each occasion and the requirements of any contractual agreements. RCG shall retain or cause to be retained in a readily retrievable manner duplicate copies of the reports of all Laboratory Services performed. All records, reports, slides, tissue blocks, samples, and specimens shall be and remain joint property of KCI, RCG, and of the Pathologists providing Professional Services with respect thereto. All such property shall be created, maintained, and disposed of by RCG in accordance with KCI policies, the requirements of CLIA, the Medicare and Medicaid programs, and all applicable laws (including laws governing confidentiality of patient information).

        2.10 INSURANCE. During the Term or any extended Term of this Agreement, and for the period of the applicable statute of limitations thereafter (for which statute of limitations RCG's liability may be satisfied by purchasing appropriate "tail" coverage), RCG shall continuously provide and maintain for itself and all employees or agents providing Laboratory Services under this Agreement, professional malpractice insurance and broad form comprehensive public liability insurance with a responsible company authorized to do business in the State of Mississippi, with policy limits which shall be continuously sufficient to protect against the probable amounts of potential judgments, and which shall initially with respect to malpractice insurance be in an amount not less than $1,000,000 per occurrence and $3,000,000 in the aggregate. RCG shall provide to KCI, initially after signing this Agreement and thereafter periodically upon KCI's request, reasonable evidence of such insurance and shall inform KCI of any proposed materially adverse changes in such coverage at least thirty days prior to such proposed changes becoming effective.

        2.11    INDEMNITY.

                2.11-1 RCG Indemnity. RCG shall indemnify, defend, protect, and hold harmless KCI, its officers, trustees, agents, employees, and independent contractors, upon written demand from and against all claims, losses, liabilities, damages, awards, judgments, assessments, costs, and expenses of any kind or nature, including reasonable attorneys' fees, arising out of or in any manner related to
        (i) RCG's failure to satisfy or perform its obligations and duties arising under this Agreement, (ii) RCG's negligence, illegal or wrongful misconduct, or intentional acts or omissions in connection with the performance of its obligations and duties pursuant to this Agreement, or (iii) the compensation, employment, retention or termination of the persons furnishing services on behalf of RCG pursuant to this Agreement, including, without limitation, all compensation or salaries, employee benefits, federal and state withholding taxes, compliance with federal and state wage-hour obligations, and other applicable taxes and contributions to government mandated employment related insurance and similar programs.

                2.11-2 KCI Indemnity. KCI shall indemnify, defend, protect, and hold harmless RCG, its officers, trustees, agents, employees, and independent contractors, upon written demand from and against all claims, losses, liabilities, damages, awards, judgments, assessments, costs, and expenses of any kind or nature, including reasonable attorneys' fees, arising out of or in any manner related to (i) KCI's failure to satisfy or perform its obligations and duties arising under this Agreement, (ii) KCI's negligence, illegal or wrongful misconduct, or intentional acts or omissions in connection with the performance of its obligations and duties pursuant to this Agreement, or (iii) the compensation, employment, retention or termination of the persons furnishing services on behalf of KCI pursuant to this Agreement, including, without limitation, all compensation or salaries, employee benefits, federal and state withholding taxes, compliance with federal and state wage hour obligations, and other applicable taxes and contributions to government mandated employment related insurance and similar programs.

                                  ARTICLE 3.
                                 KCI'S DUTIES

        3.1 SPACE AND FACILITIES. KCI shall provide the current Laboratory space for RCG's use in providing services under this Agreement. KCI shall provide such space with heat, cooling, light, water, security, physical plant requirements, special utility lines as reasonably required, reasonably necessary fixtures, and reasonable housekeeping, laundry, maintenance, and garbage services.

        3.2 EQUIPMENT. KCI shall provide the equipment listed in Exhibit 1, which is currently located in the Laboratory. KCI shall consider and evaluate all reasonable requests by RCG for the purchase of new equipment or the update of the equipment listed on Exhibit 1, deemed necessary and appropriate for the provision of Laboratory Services in the Laboratory. Upon its sole discretion, KCI shall purchase or lease such additional equipment.

        3.3 INSURANCE. KCI shall continuously maintain insurance, in such amounts as KCI in its sole discretion shall determine, to cover losses arising from all reasonably insurable risks, including damage to property, plant and equipment, general liability and malpractice risks.

        3.4 LICENSURE AND CERTIFICATION. KCI shall apply for and maintain all licensures and certifications relating to operation of the Laboratory, including, but not limited to, CLIA certification, and certification as a provider under the Medicare and Medicaid programs.

                                  ARTICLE 4.
                                MANAGEMENT FEE

        4.1 AMOUNT OF MANAGEMENT FEE. KCI agrees to pay RCG a fixed annual fee of $250,000 for services furnished under this Agreement. KCI shall also reimburse RCG for Direct Expenses incurred by RCG in providing services under this Agreement. The term "Direct Expenses" shall mean: (1) payroll expenses associated with the technical health care, management and clerical personnel provided by RCG in accordance with Section 2.3-2 hereunder; (2) expenses incurred in providing laboratory supplies; and (3) costs incurred in maintaining the equipment listed on Exhibit 1, as may be added to from time to time pursuant to Section 3.2 hereof.

        4.2 PAYMENT OF MANAGEMENT FEE. KCI shall pay RCG the monthly pro rata amount of the fixed annual fee specified in Section 4.1 above by the 10th day of the month for services furnished during the month then ended. RCG shall invoice KCI on a monthly basis for all Direct Expenses incurred in the month then ended, which invoices shall separately state the amount of Direct Expenses that are payroll expenses associated with technical health care, management and clerical personnel provided by RCG in accordance with Section 2.3-2 hereunder. KCI shall pay the portion of such invoices relating to Direct Expenses that are payroll costs within five (5) business days of receipt and the balance of such invoices within ten (10) business days of receipt.

                                  ARTICLE 5.
                             TERM AND TERMINATION

        5.1     TERM.   This Agreement shall be effective as of the Effective
Date and shall continue for an initial Term of one (1) year, unless sooner terminated pursuant to Section 5.2 hereof. At the expiration of the initial Term, and at the expiration of each renewal Term (if any) of this Agreement, this Agreement shall be automatically renewed for a further Term of one (1) year, unless at least ninety (90) days prior to the date of such expiration either party has provided written notice to the other party stating an intent not to renew.

        5.2     TERMINATION.

                5.2-1   Termination by Agreement.  In the event KCI and RCG
        shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

                5.2-2   Damage or Condemnation of Laboratory.  In the event
        that the Laboratory is totally or substantially destroyed by fire, explosion, flood, windstorm, hail, earthquake, hurricane, tornado, or other casualty or act of God, or in the event all or a substantial portion of the Laboratory and the premises on which it is situated are taken or to be taken by condemnation or eminent domain proceeding, then either KCI or RCG may by written notice to the other immediately terminate this Agreement.

                5.2-3   Bankruptcy.  In the event that either KCI or RCG
        becomes insolvent, or if any petition under federal or state law pertaining to bankruptcy or insolvency or for a reorganization or arrangement or other relief from creditors shall be filed by or against either such party, or if any assignment, trust, mortgage, or other transfer shall be made of all or a substantial part of the property of either such party, or if either such party shall make or offer a composition in its debts with its creditors, or if a receiver, trustee, or similar officer or creditor's committee shall be appointed to take charge of any property of or to operate or wind up the affairs of either such party, then the other party may, by written notice, immediately terminate this Agreement.

                5.2-4   Nonpayment.  In the event that KCI fails to make and
        continues to fail to make for thirty (30) or more business days, payment in accordance with Section 4.2 above, RCG shall have the option and right to terminate this Agreement upon thirty (30) calendar days' notice to KCI without waiving any other rights or remedies RCG may have.

                5.2-5   Default.  In the event any party shall give written
        notice to the other that such other party has substantially defaulted in the performance of any material duty or material obligation (which obligation must be for the benefit of the party giving notice) imposed upon it by this Agreement, and such default shall not have been cured within thirty (30) days following the giving of such written notice, the party giving such written notice shall have the right to immediately terminate this Agreement unless the defaulting party, within said thirty (30) day period, shall have made a good faith effort to initiate corrective action, and it is contemplated that such corrective action will be completed within the following thirty (30) day period.

                5.2-6   Termination Due to Legislative or Administrative
        Changes. In the event that there shall be a change in federal or state law, the Medicare or Medicaid statutes, regulations, or general instructions (or in the application thereof), the adoption of new legislation or regulations applicable to this Agreement, or the initiation of an enforcement action with respect to legislation, regulations, or instructions applicable to this Agreement, any of which affects the continuing viability or legality of this Agreement or the ability of either party to obtain reimbursement for services provided by that party, then either party may by notice propose an amendment to conform this Agreement to existing laws. If notice of such a change or an amendment is given and if RCG and KCI are unable within thirty (30) days thereafter to agree upon the amendment, then either party may terminate this Agreement by giving thirty (30) days written notice to the other, unless a sooner termination is required by law or circumstances.

                5.2-7   Termination Due to Exercise of Purchase Option.  In the
        event RCG exercises its option to purchase the Laboratory, set forth in
        Section 3.7 of that certain Amended and Restated Transfer Agreement, dated November 14, 1995, between RCG and KCI, this Agreement shall terminate upon the transfer of the Laboratory to RCG.

        5.3 EFFECT OF TERMINATION IN GENERAL. Unless otherwise provided in this Agreement, upon termination neither party shall have any further obligations hereunder, except for (i) obligations arising prior to the date of termination which remain unsatisfied as of the date of termination and (ii) obligations or covenants which expressly or necessarily extend beyond the Term of this Agreement, including the obligations for the payment of the fees to RCG through the date of termination in the manner described in Section 4 above.

        5.4 EFFECT OF TERMINATION PURSUANT TO PURCHASE OPTION. In the event this Agreement is terminated pursuant to Section 5.2-7 hereof, RCG agrees to acquire or assume responsibility for any item of equipment purchased or leased by KCI pursuant to Section 3.2 hereof in accordance with the following:
(i) with respect to all equipment purchased by KCI pursuant to Section 3.2 hereof, RCG agrees to pay KCI the cost incurred by KCI in acquiring such equipment, less accumulated depreciation determined in accordance with generally accepted accounting principles; and (ii) with respect to all equipment leased by KCI pursuant to Section 3.2 hereof, RCG agrees to assume all remaining lease payments, including reimbursing KCI for the pro rata portion of any lease payments covering periods exceeding the termination date of this Agreement, and KCI agrees to assign all such leases to RCG.

                                  ARTICLE 6.
                              GENERAL PROVISIONS

        6.1 RELATIONSHIP OF PARTIES. RCG is and shall continue to be an independent contractor for all services furnished pursuant to this Agreement by RCG and its employees. RCG and its employees shall provide services hereunder free of any direction or control by KCI, in a manner consistent with current standards of practice. This agreement shall not expressly or by implication create any employer/employee, joint venture or partnership relationship between KCI and RCG or its employees. This Agreement shall not directly or by implication obligate KCI to withhold income taxes for RCG or any of its employees, or to provide employee benefits or coverage of any type for RCG or its employees.

        6.2 DELEGATION AND ASSIGNMENT. Except as expressly provided herein, neither party shall delegate its duties or assign its rights under this Agreement, in whole or in part, without the prior written consent of the other party. Any attempt to do so without such consent shall be void and without effect. Subject to the foregoing, the provisions of this Agreement and the obligations arising hereunder shall extend to, be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

        6.3 NOTICES. All notices, requests, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be given to the party for whom the notice is intended either (i) by personal delivery to the address for that party to which notices are to be addressed (in which case such notice shall be deemed given on the date of delivery), (ii) by consigning the same for prepaid delivery with a responsible national courier service (e.g., Federal Express or other similar service) (in which case such notice shall be deemed given on the business day next following the date of consignment with the courier service), or (iii) by telefax followed by a copy sent in either other manner specified in this Section (in which case such notice shall be deemed given on the date on which such telefax is sent), and properly sent to the following addresses and/or telefax numbers:

        If to RCG:
                1801 West End Avenue, Suite 1100
                Nashville, Tennessee 37203
                Facsimile:  (615) 321-5491
                Attn:  Joseph A. Cashia

        If to KCI:
                3925 West Northside Drive
                Jackson, Mississippi 39209
                Facsimile:  (601) 923-3642
                Attn: James F. Dorris, Chief Executive Officer


A party to this Agreement may change its address for purposes of this Section
6.3 by giving written notice to the other party in the manner specified in this
Section 6.3.

        6.4 AMENDMENTS. Any amendment hereto must be in writing and signed by both parties hereto in order to be effective.

        6.5 GOVERNING LAW. This Agreement and all rights, duties, and obligations hereunder shall be construed and interpreted in accordance with the internal laws, and not the law of conflicts, of the State of Mississippi applicable to agreements made and to be wholly performed within the State.
Each party hereby agrees to submit to the jurisdiction and venue of any state or federal court in Hinds County, Mississippi.

        6.6 SEVERABILITY. Nothing contained in this Agreement shall be construed so as to require the commission of an act contrary to law and whenever there is any conflict between any provision of this Agreement and any present statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law and to carry out the purposes of this Agreement.

        6.7 LEGAL COSTS. In any dispute arising out of an alleged breach of this Agreement, the prevailing party shall be awarded reasonable costs and attorneys fees, in addition to its judgment or award.

        6.8 FORCE MAJEURE. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting, directly or indirectly, from acts of God, civil or military authority, riots or civil disobedience, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery, supplies or utilities, vandalism, strikes or other work interruptions beyond the reasonable control of any party. However, the parties shall make good faith efforts to perform under this Agreement in the event of any such circumstances.

        6.9 NONWAIVER. Any waiver of any term and condition hereof must be in writing and signed by the party giving the waiver. A waiver of any of the terms and conditions hereof shall not be construed as a waiver of any other terms and conditions hereof. Failure or delay of any party to insist upon strict performance of any of the provisions if this Agreement, or to exercise any right or action herein conferred, shall not be construed to be a waiver or relinquishment of any such right and the same shall be and remain in full force and effect.

        6.10 INTERPRETATION. Titles in this Agreement are not part of this Agreement and shall have no effect upon the interpretation of any part hereof. As used in this Agreement the words "herein," "hereof," "hereunder," and similar expressions refer to this Agreement as a whole and not to any particular portion hereof, unless the context otherwise clearly requires. As used herein the masculine gender includes the feminine and neuter genders, and vice versa, and the singular the plural, and vice versa, where the context reasonably permits. None of the provisions of the Agreement are for the benefit of nor shall be enforceable by any third party, including clients, employees, patients or creditors.

        6.11 DOCUMENTS. Each of the parties hereto shall execute and deliver all documents, papers, and instruments necessary or convenient to carry out the terms of this Agreement.

        6.12 WARRANTY OF AUTHORITY. Each person signing this Agreement represents and warrants that he is duly authorized and executes this Agreement on behalf of and as the free and voluntary act and deed of the organization he purports to represent.

        6.13 COOPERATION AND FAIR DEALING. Each party agrees to deal fairly with the other in good faith in all matters concerning this Agreement, and without limiting the generality of the foregoing agrees to cooperate in good faith with the other party so that the purposes of this Agreement may be served.

        6.14 AMBIGUITIES. The general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any provision of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to such ambiguous provision.

        6.15 REPRESENTATIONS. This Agreement contains the entire understandings of the parties with respect to the subject-matters of this Agreement and there are no other written or oral understandings or agreements between the parties with respect to the subject matters of this Agreement other than those contained herein. Each party acknowledges (i) that no representation or promise not expressly contained in this Agreement has been made by any other party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, other than such as are set forth expressly in this Agreement; and (iii) that such party has been represented by legal counsel of its own choice in the preparation and negotiation of this Agreement, or has affirmatively elected not to be represented by legal counsel.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on this 8th day of April, 1996.

KCI                                      RCG


By: /s/ Jimmy Dorris                     By: /s/ Joseph Cashia
    -------------------------               ----------------------
Name: Jimmy Dorris                       Name:  Joseph Cashia
     ------------------------                  -------------------
Title: CEO                               Title: COO
      -----------------------                  -------------------

                                  EXHIBIT 1

                                EQUIPMENT LIST

                              FEBRUARY 12, 1996


                      EQUIPMENT LIST FOR KCI LABORATORY


1.  Two Abbott Call-Dyn 3000 Hematology Analyzers

2.  Sysmex R-3000 Reticulocyte Analyzer

3.  Hitachi 717 Chemistry Analyzer

4.  Hitachi 747 Chemistry Analyzer

5.  Varifuge Floor Model Centrifuge

6.  Ultra Low Temperature Freezer

7.  Microbiology Incubator

8.  Nikon Labophot Microscope

9.  Two Victory Double Door Refrigerators

10.  Office Furniture

11.  Hemstek 2000 Slide Stainer

12.  Kenmore Kitchen Refrigerator

13.  G.E. Turntable Microwave Oven

14.  Handtruck

15.  Sharp Fax Machine Model FO-1700

16.  Lanier Model 6514 Copier

17.  Dell Dimension 433SV PC and Monitor

18.  Dell Dimension XPS 466V PC and Monitor

19.  Okidata Microline 320 Printer

20.  Uninterruptible Power Supplies (5)

21.  Modulus Laboratory Information System